EXHIBIT 3(i)

                      REGISTRANT'S AMENDED
                    ARTICLES OF INCORPORATION

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DSCB204 (Rev:81)      PLEASE INDICATE (CHECK ONE)     FEE
                      TYPE CORPORATION:              $75.00
ARTICLES OF           X DOMESTIC BUSINESS
INCORPORATION           CORPORATION

                        DOMESTIC BUSINESS
COMMONWEALTH OF         CORPORATION
PENNSYLVANIA            A CLOSE CORPORATION - COMPLETE
DEPARTMENT OF STATE     PACK
CORPORATION BUREAU
308 NORTH OFFICE        DOMESTIC PROFESSIONAL
BUILDING, HARRISBURG,   CORPORATION
PA  17120               ENTER BOARD LICENSE NO.
_________________________________________________________________
010  NAME OF CORPORATION (MUST CONTAIN A CORPORATE INDICATOR
UNLESS EXEMPT UNDER 15 P.S. 2908 B)

          Tower Bancorp, Inc.
_________________________________________________________________
011  ADDRESS OF REGISTERED OFFICE IN PENNSYLVANIA (P.O. BOX
     NUMBER NOT ACCEPTABLE)

          Center Square
_________________________________________________________________
012  CITY              033 COUNTY     013 STATE      064 ZIP CODE

     Greencastle         Franklin     Pennsylvania       17225
_________________________________________________________________
050  EXPLAIN THE PURPOSE OR PURPOSES OF THE CORPORATION

     To have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be incorporated under the provisions of the Business Corporation
Law of the Commonwealth of Pennsylvania.

          SEE ATTACHED SHEET FOR ADDITIONAL ARTICLES


(ATTACH 8-1/2 X 11 SHEET IF NECESSARY)
_________________________________________________________________
The Aggregate Number of Shares, Classes of Shares and Par Value of Shares Which the Corporation Shall have Authority to Issue:

040 Number and  041 Stated Par     042 Total      031 Term of
    Class of        Value Per          Authorized     Existence
    Shares          Share, If Any      Capital

 One Million        $2.50              $2,500,000     Perpetual
 1,000,000
Shares, Common
Stock
_________________________________________________________________
The Name and Address of Each Incorporator, and the Number and
Class of Shares Subscribed to by each Incorporator:

                                      (Street,
                                      City,         Number and
060 Name             061, 062         State,        Class of
                     063, 064 Address Zip Code)     Shares

David S. Dickey      335 S. Ridge Ave.,               1 share
                     Greencastle, PA 17225           common stock

Nelson Elliott       204 S. Allison St.,              1 share
                     Greencastle, PA 17225           common stock

Paul R. Foust        174 Orchard Circle,              1 share
                     Greencastle, PA 17225           common stock

- -----------------------------------------------------------------
          See Attached Sheet for Additional Incorporators
            (ATTACH 8-1/2 x 11 SHEET IF NECESSARY)
_________________________________________________________________

IN TESTIMONY WHEREOF, THE INCORPORATOR(S) HAS (HAVE) SIGNED AND
SEALED THE ARTICLES OF INCORPORATION THIS 6TH DAY OF OCTOBER,
1983.

/s/ David S. Dickey                /s/ Paul R. Foust
______________________________     ______________________________

/s/ Nelson Elliott                 /s/ Harold Gayman
______________________________     ______________________________
_________________________________________________________________
                    - FOR OFFICE USE ONLY -


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                                                         83611047

                       TOWER BANCORP, INC.
                    ARTICLES OF INCORPORATION

                       ADDITIONAL ARTICLES

     7. No merger, consolidation, liquidation or dissolution of this corporation nor any action that would result in the sale or other disposition of all or substantially all of the assets of this corporation shall be valid unless first approved by the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock of this corporation. This Article 7 may not be amended unless first approved by the affirmative vote of the holders of at least sixty-six and two-thirds (66 2/3) percent of the outstanding shares of Common Stock of this corporation.

     8. Cumulative voting rights shall not exist with respect to the election of directors.

     9. (a) The Board of Directors may, if it deems it advisable, oppose a tender or other offer for the corporation's securities, whether the offer is in cash or in the securities of a corporation or otherwise. When considering whether to oppose an offer, the Board of Directors may, but is not legally obligated to, consider any relevant, germane or pertinent issue; by way of illustration, but not to be considered any limitation on the power of the Board of Directors to oppose a tender or other offer for this corporation's securities, the Board of Directors may, but shall not be legally obligated to, consider any or all of the following:

     (i) Whether the offer price is acceptable based on the historical and present operating results or financial condition of the corporation;

     (ii) Whether a more favorable price could be obtained for the corporation's securities in the future;

     (iii) The impact which an acquisition of the corporation would have on the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the communities which they serve;

     (iv) The reputation and business practices of the offeror and its management and affiliates as they would affect the shareholders, employees, depositors and customers of the corporation and its subsidiaries and the future value of the corporation's stock;

     (v) The value of the securities (if any) which the offeror is offering in exchange for the corporation's securities, based on an analysis of the worth of the corporation as compared to the corporation or other entity whose securities are being offered; and

     (vi) Any antitrust or other legal and regulatory issues that are raised by the offer.

          (b) If the Board of Directors determines that an offer should be rejected, it may take any lawful action to accomplish its purpose, including, but not limited to, any or all of the following: advising shareholders not to accept the offer; litigation against the offeror; filing complaints with all governmental and regulatory authorities; acquiring the offeror corporation's securities; selling or otherwise issuing authorized but unissued securities or treasury stock or granting options with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the offeror; and obtaining a more favorable offer from another individual or entity.

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                                                         83611048

                        TOWER BANCORP, INC.

                     ARTICLES OF INCORPORATION
             ADDITIONAL INCORPORATORS AND SIGNATURES

            061, 062          (Street, City,         Number &
060 Name    063, 064 Address  State & Zip Code)   Class of Shares
- -----------------------------------------------------------------

Harold      5450 Stamy Hill Rd., Waynesboro, PA   1 share, common
Gayman      17268                                 stock

Dwight      12113 Country Club Rd., Waynesboro,   1 share, common
L. Grove    PA 17268                              stock

Kermit G.   598 Meadowview Cir., Greencastle,     1 share, common
Hicks       PA 17225                              stock

Aldine      29 Williamson Ave., Greencastle,      1 share, common
Martin      PA 17225                              stock

James P.    190 Apple Dr., Greencastle, PA 17225  1 share, common
Oliver                                            stock

C. B.       789 Leitersburg Pk., Greencastle,     1 share, common
Shank       PA 17225                              stock

Howard      9750 Welsh Run Rd., Mercersburg,      1 share, common
Stouffer    PA 17236                              stock

     IN TESTIMONY WHEREOF, the incorporators have signed and sealed the Articles of Incorporation this 6th day of October, 1983.

/s/ Dwight L. Grove                       /s/ James P. Oliver
- -----------------------                   ---------------------
Dwight L. Grove                           James P. Oliver

/s/ Kermit G. Hicks                       /s/ C. B. Shank
- -----------------------                   ----------------------
Kermit G. Hicks                           C. B. Shank

/s/ Aldine Martin                         /s/ Howard Stouffer
- -----------------------                   ----------------------
Aldine Martin                             Howard Stouffer

Microfilm Number ________________       Filed with the Department
                                        of State on May 13, 1996
Entity Number ___________________       /s/
                                        -------------------------
                                        Secretary of the
                                        Commonwealth

                COMMONWEALTH OF PENNSYLVANIA
                    DEPARTMENT OF STATE
                    CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of 15 Pa.C.S. Section
1915 (relating to Articles of Amendment), the undersigned business corporation, desiring to amend its Articles, does hereby certify and state that:

     1.  The Name of the Corporation is:

         Tower Bancorp, Inc.

     2. The Address, including street and number, of its Registered Office in this Commonwealth is (The
         Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

            Center Square, Greencastle, Franklin County,
            Pennsylvania 17225

     3. The Statute by or under which the Corporation was Incorporated is:

            Business Corporation Law of 1933, Act of May 5, 1933,
            P.L. 364, as amended.

     4.  The Date of its Incorporation is:

            October 12, 1983

     5. The Manner in which the Amendment was Adopted by the Corporation is:

          The amendment was duly approved and adopted, and proposed to the Shareholders by the Board of Directors of the Corporation at a Meeting of the Board of Directors of the Corporation duly called, convened and held on November 8, 1995. The amendment was duly adopted by the Shareholders of the Corporation pursuant to Section 1914(a) and (b) of the Business Corporation Law of 1988, as amended, at the 1996 Annual Meeting of Shareholders of the Corporation duly called, convened and held pursuant to a Notice of Annual Meeting of

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          Shareholders, Proxy Statement, and Form of Proxy dated
          March 6, 1996, and first sent on or about March 6, 1996, by United States Mail, first class postage prepaid, to the Shareholders of record as of the Record Date of February 19, 1996. The 1996 Annual Meeting of Shareholders was held at 1:30 p.m. (Eastern Time), on Wednesday, April 3, 1996, at The Rescue Hose Company Special Events Center, 407 South Washington Street, Greencastle, Pennsylvania. The total number of shares outstanding was 422,752 with each share entitled to one vote. The total number of shares entitled to vote was 422,752. The total number of shares that voted for the amendment was 286,850; the total number of shares that voted against the amendment was 6,407; and the total number of shares that abstained from voting on the amendment was 2,760. Thus, the amendment was approved and adopted by 67.85 percent of the outstanding shares of Common Stock of the Corporation, which constitutes more than the requisite percentage (a majority) of the outstanding shares of Common Stock required to approve and adopt the amendment.

     6. The Amendment Adopted by the Corporation set forth in full is:

         5. (a) The aggregate number of shares which the Corporation shall have authority to issue is:
                 5,000,000 shares of common stock of the par value of $2.50 per share (the "Common Stock") and 500,000 shares of preferred stock with a par value of $2.50 per share (the "Preferred Stock") with a total authorized capital of $13,750,000.

            (b) The Preferred Stock of the Corporation may, from time to time, be divided into and issued in one or more series of shares, each of which series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares within any series of Preferred Stock shall be identical. There may be variations between different series of Preferred Stock, namely, the rate of dividend, the right of redemption, and the price at, and the terms and conditions on, which shares may be redeemed, the amounts payable upon shares in the event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion, and the terms and conditions on which shares may be converted in the event the shares of any series of Preferred Stock are issued with the privilege of conversion. Different series of Preferred Stock shall not be construed to

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                 constitute different classes of shares for the
                 purpose of voting by classes under Pennsylvania
                 Business Corporation Law.

            (c) The Board of Directors of the Corporation is hereby expressly vested with the authority, by resolution, from time to time, to divide the Preferred Stock of the Corporation into one or more series as aforesaid, to fix and determine the variable relative rights and preferences of any series so established, and to change redeemed or reacquired shares of any one series thereof into shares of another series.

     7. The Amendment shall be Effective upon the filing of these Articles of Amendment with the Commonwealth of Pennsylvania, Department of State, Corporation Bureau.

     IN TESTIMONY WHEREOF, the undersigned Corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 3rd day of April, 1996.


Attest:                                 TOWER BANCORP, INC.


/s/ John McDowell               By:    /s/ Jeff B. Shank
- -----------------------                ---------------------
John McDowell                          Jeff B. Shank


Secretary                              President
- ------------------------               ---------------------
(TITLE:  SECRETARY,                    (TITLE:  PRESIDENT, VICE
ASSISTANT SECRETARY, ETC.)             PRESIDENT, ETC.)


(CORPORATE SEAL)

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                           87271527

DSCB BCL-806 (Rev 8-72)

Filing Fee: $40
AB-2

Articles of                        Filed this 2nd day of April
Amendment -                        1987
Domestic Business                  Commonwealth of Pennsylvania
Corporation                        Department of State
                                   /s/
                                   ----------------------------
                                   Secretary of the Commonwealth


                  COMMONWEALTH OF PENNSYLVANIA
                       DEPARTMENT OF STATE
                       CORPORATION BUREAU

ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION

     In compliance with the requirements of section 806 of the Business Coloration Law, act of May 5, 1933 (P.L. 364. S. Section
1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

     1.   The Name of the Corporation is:

               Tower Bancorp, Inc.

     2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

               Center Square, Greencastle, Pennsylvania 17225

     3.   The Statute by or under which it was Incorporated is:

               Business Corporation Law, Act of May 5,
               1933, as amended.

     4.   The Date of its Incorporation is:

               October 6, 1983

     5. (Check, and if appropriate, complete one of the following):

        [X] The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

          Time:  The first day of April, 1987.

          Place:  Rescue Hose Company Special Events Center, 407
                  Washington St., Greencastle, PA 17225


          Kind and period of notice:  Written Notice and Proxy
                  Statement mailed to shareholders of record on March 3, 1987.

        [ ] The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote theron and filed with the Secretary of the corporation.

     6.  At the time of the action of shareholders:

         (a)  The total number of shares outstanding was:

              319,506

         (b)  The number of shares entitled to vote was:

              319,506

                                                         87271528

     7.   In the action taken by the shareholders:

         (a) The number of shares voted in favor of the amendment was:

              210,719

         (b) The number of shares voted against the amendment was:

              3,386

     8. The amendment adopted by the shareholders, set forth in full, is as follows:

         Article 5 of the Articles of Incorporation is amended to read as set forth on the attached sheet.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this first day of April, 1987.

                                   TOWER BANCORP, INC.
Attest:


/s/ Jeff Shank                   By:  /s/ C. B. Shank
- ------------------------              ------------------------
Jeff Shank, Secretary                 C. B. Shank, President


(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM

     A.  Any necessary copies of Form DSCB:  17.2 (Consent to
         Appropriation of Name) or Form DSCB:  17.3 (Consent to
         Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

     B. Any necessary governmental approvals shall accompany this form.

     C. Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

     D. If the shares of any class were entitled to vote as class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

     E. If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

     F. BCL Section 807 (15 P.S. Section 1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

DSCB:BCL - 806 (Rev. 8-72)-2

                                                         87271529

                           TOWER BANCORP, INC.

                          ARTICLES OF AMENDMENT

Article 8 - Attachment
- ----------------------

     5. The aggregate number of shares which the corporation shall have authority to issue is: One Million (1,000,000) shares of Common Stock of the par value of Two Dollars and Fifty Cents ($2.50) per share (the "Common Stock") and Five Hundred Thousand (500,000) shares of Preferred Stock with a par value of Two Dollars and Fifty Cents ($2.50) per share (the "Preferred Stock") with a total authorized capital of Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000).

     The Preferred Stock of the corporation may, from time to time, be divided into and issued in one or more series of shares, each of which series shall be so designated as to distinguish the shares thereof from the shares of all other series. All shares within any series of Preferred Stock shall be identical. There may be variations between different series of Preferred Stock, namely, the rate of dividend, the right of redemption, and the price at, and the terms and conditions on, which shares may be redeemed, the amounts payable upon shares in event of voluntary or involuntary liquidation, sinking fund provisions for the redemption or purchase of shares, the right of conversion, and the terms and conditions on which shares may be converted in the event the shares of any series of Preferred Stock are issued with the privilege of conversion. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes under the Pennsylvania Business Corporation Law.

     The Board of Directors of the corporation is hereby expressly vested with the authority, by resolution, from time to time to divide the Preferred Stock of the corporation into one or more series as aforesaid, to fix and determine the variable relative rights and preferences of any series so established, and to change redeemed or reacquired shares of any one series thereof into shares of another series.